Exhibit 99.4

Rajesh K. Shah, CFO 616-803-2143

rshah@xrite.com

For Immediate Release

X-Rite Announces Agreement for Danaher to Acquire Company for $5.55 per Share

Transaction Will Significantly Enhance X-Rite’s Growth Opportunities

through Increased Scale and Access to New Markets and Complementary Technologies

GRAND RAPIDS, Mich., April 10, 2012 – X-Rite, Incorporated (NASDAQ:XRIT) today announced that it has signed a definitive merger agreement with Danaher (NYSE: DHR) under which Danaher will acquire the company for $5.55 per share in cash, or a total of approximately $625 million including the assumption of debt, net of cash. The transaction was unanimously approved by the X-Rite Board of Directors.

The cash tender offer of $5.55 per share is expected to commence within 5 business days. This offer represents a premium of 39% over X-Rite’s closing share price of $4.00 on April 9, 2012, the last trading day prior to the announcement. Certain stockholders representing approximately 68% of the voting power of X-Rite’s outstanding shares intend to tender their shares into the offer.

Thomas J. Vacchiano Jr., X-Rite’s Chief Executive Officer said, “Joining Danaher enhances X-Rite’s ability to achieve our growth goals while realizing a significant and immediate all-cash premium for X-Rite stockholders. Danaher’s global scale, market presence and resources will allow X-Rite to accelerate our growth, particularly for our key strategic initiatives like PantoneLIVE and Appearance solutions. As part of Danaher, X-Rite will be able to expand our access to new markets and complementary technologies.”

Upon completion of the transaction, X-Rite, headquartered in Grand Rapids, Michigan, will operate as a stand-alone company within Danaher’s Product Identification group which is a part of their Industrial Technology Segment. X-Rite’s existing management team will continue to hold key senior leadership positions at the Company following the close of the transaction. X-Rite will continue to do business under its existing X-Rite, Pantone and other leading brands.

Vacchiano continued, “Our commitment to our customers, employees, partners and local communities remains unchanged. We expect X-Rite customers and employees to benefit from our being part of a larger, stronger company focused on growth and innovation and which shares our passion for retaining, developing and recruiting the best talent available.”

The transaction is subject to regulatory approval and customary closing conditions. It is expected to close during the second quarter of 2012.

Centerview Partners acted as financial advisor to X-Rite and Winston & Strawn LLP served as legal advisor to X-Rite.

About X-Rite

X-Rite is a global leader in color science and technology. The Company, which includes design industry color leader Pantone LLC, develops, manufactures, markets and supports innovative color solutions through measurement systems, software, color standards and services. X-Rite’s expertise in inspiring, selecting, measuring, formulating, communicating and matching color helps users get color right the first time and every time, which translates to better quality and reduced costs. X-Rite serves a range of industries, including printing, packaging, photography, graphic design, video, automotive, paints, plastics, textiles, dental and medical. For further information, please visit http://www.xrite.com.

Forward-looking Statements

Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2011 and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as X-Rite cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. X-Rite makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This press release is not an offer to purchase or a solicitation of an offer to sell securities of X-Rite. The planned tender offer by Danaher for all of the outstanding shares of common stock of X-Rite has not been commenced. On commencement of the tender offer, Danaher will mail to X-Rite shareholders an offer to purchase and related materials and X-Rite will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. Danaher will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and X-Rite will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. X-Rite shareholders are urged to read these materials carefully when they become available, since they will contain important information, including terms and conditions of the offer. X-Rite shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Danaher or X-Rite with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).